Exhibit 10.19

Our Ref: JTC(L) JTC(L) 6512/59

3 September 2014

Reebonz Pte Ltd

21 Tai Seng Street BY HAND #04-00

Singapore 534166

Attention: Mr. Samuel Lim

Dear Sirs,

APPLICATION FOR LAND KNOWN AS PRIVATE LOT A3003310 AT 26 METERS WIDE ROAD SUBJECT TO OFFICAL NAMING IN THE FUTURE IN TAMPINES NORTH INDUSTRIAL ESTATE

1	1.1	We refer to your application for land and are pleased to inform you that subject to :

(a)	the approval of the relevant governmental and statutory authorities (“Authorities”); and

(b)	your unconditional acceptance of the covenants, stipulations, terms and conditions in the attached Schedule of Building Terms (“BT”) and in this letter in the manner stipulated in paragraph 7 below, we are prepared to grant you a licence for the Licence Term with effect from the Licence Commencement Date to complete the Building Works at the Land for the purpose of the Authorised Use only and for no other purpose.

LO-BT(Inland)/[Land Premium]/1 May 2014 (revised fr 1 Feb 2014) JCSL +sr

1.2	Upon fulfillment of the fixed investment criteria in paragraph 3 below and compliance with all the covenants, stipulations, terms and conditions in this letter and the BT and provided that no Agreed Event (defined in clause 2.29 of the First Schedule Lease) has occurred, a lease of the Land and the buildings for the Lease Term with retrospective effect from the Licence Commencement Date shall be granted for the purpose of the Authorised Use only and for no other purpose, subject to the covenants, stipulations, terms and conditions in the First Schedule Lease.

1.3	(a)	This letter and the BT constitute the full terms and conditions governing your agreement with us during the Licence Term.

(b)	This letter and the First Schedule Lease in the BT constitute the full terms and conditions governing your agreement with us during the Lease Term.[1]

(c)	In the BT and the First Schedule Lease where the context permits, reference to “this BT” or “this Lease” wherever appearing therein shall be construed to include reference to this letter. A breach of any of your obligations in this letter shall accordingly be deemed to be in breach of your obligations in the BT (and thus your agreement with us) or the First Schedule Lease, entitling us, without prejudice to any other right or remedy we may have, to exercise our rights under clause 4.1 of the BT or clause 4.4 of the ML.

(d)	Any variation, modification, amendment, deletion, addition or otherwise of the terms of this letter, the BT or the First Schedule Lease shall not be enforceable unless reduced in writing and signed by both parties. No terms or representation or otherwise, whether expressed or implied, shall form part of this letter, the BT or the First Schedule Lease other than what is contained herein.

(e)	In the event of any inconsistency or conflict between any covenant, term, condition or stipulation of this letter and the BT or First Schedule Lease (as the case may be), the relevant covenant, term, condition or stipulation in this letter shall prevail.

2	Definitions

For the purpose of this letter and the BT, the following expressions shall have the following meanings :-

2.1	“Area” : 8,000.00 square metres, the estimated area of the Land, subject to survey as provided in clause 2.1 in Part I of Annex A of the First Schedule Lease. The Preliminary Survey Plan reflecting the Preliminary Survey Area will be handed over to you in due course.

[1]	Note to Customer :Clause 3 of the BT contains the details of when the Lease Term will be granted to you. If the Lease Term (or Reduced Term) is granted, the actual instrument of lease will then be issued to you for signing and thereafter for registration with the Singapore Land Authority.

LO-BT(Inland)/[Land Premium]/1 May 2014 (revised fr 1 Feb 2014) JCSL +sr

2.2	“Authorised Use”	:	the use permitted during the Lease Term, namely Highly automated e-fulfilment hub with value- added services, e.g. break bulk, quality control, pick and pack, digital imaging, publishing and product care only.

2.3	“Building Works”	:	construction and completion of buildings, structures, installations, equipment, fixtures and fittings at the Land.

2.4	“First Schedule Lease”	:	the form of lease attached to the BT which includes the ML referred to in paragraph 2.11 below.

2.5	“Land”	:	Pte Lot A3003310 at 26 METERS WIDE ROAD SUBJECT TO OFFICAL NAMING IN THE FUTURE, forming part of Government Survey Lot 00446PPt Mukim No. MK29 and situated in the Republic of Singapore, as shown edged in red on the plan attached, and shall include any part of it.

For lodging of caveats with the Singapore Land Authority, please see paragraph 12 below.

2.6	“Lease Term”	:	A period of 30 years.

2.7	“Licence Commencement Date”	:	01 December 2014

2.8	“Licence Term”	:	3 years.

2.9	“Licensee”, which expression shall include its successors-in- title and permitted assigns, if any	:	Reebonz Pte Ltd (Registration No. 200909470E), a company incorporated in Singapore and having its registered office at 21 Tai Seng Street #04-00 Singapore 534166.

2.10	“Licensee’s Obligations”	:	covenants, terms,conditions,stipulations, undertakings and obligations to be performed, fulfilled and observed by you.

2.11	“ML”	:	the memorandum of lease registered with the Singapore Land Authority as Instrument No. IB/293564T (also known as ML 11.12A) referred to in the First Schedule Lease.

LO-BT(Inland)/[Land Premium]/1 May 2014 (revised fr 1 Feb 2014) JCSL +sr

2.12	“Owner”, which expression shall include its successors-in- title and assigns	:	Jurong Town Corporation (also known as “JTC Corporation”) a body corporate incorporated under the Jurong Town Corporation Act and having its office at The JTC Summit, 8 Jurong Town Hall Road, Singapore 609434.

2.13	“Prohibition Period”	:	the period from the Licence Commencement Date until the expiry of 15 years from –

(a) the date of our written confirmation of your fulfillment of the fixed investment criteria; or

(b) the date of our written confirmation that we have received the Spring Singapore Written Confirmation (definedin paragraph 6.5 below),

for a lease term, whichever is the later date.

2.14	“Specified Date”	:	03 December 2013, being the date you submitted full information to us (to our satisfaction) for your application for Land.

3	Investment Criteria

3.1	You shall :

(a)	fulfil your declared aggregate investment on plant and machinery on the Land of at least $6,694,960 (“fixed investment criteria”) of which at least $5,000,000 must consist of new investment on plant and machinery and the remainder may consist of the net book value of your existing plant and machinery (WMS, AIDC and storage equipment) that have been invested or to-be invested between October 2013 and November 2014 to be moved to the Land as submitted on the Specified Date; and

(b)	develop the Land –

(b1)	to a minimum gross floor area at the gross plot ratio of not less than 2.5 (“Minimum Required GPR”), as declared by you, but not more than 2.5 (“Maximum GPR”); and

(b2)	in accordance with the Aesthetic Control Guidelines,

all within the Licence Term, and comply fully with and ensure full compliance with this letter and the BT. The Submission Deadline for showing due proof of fulfillment of the fixed investment criteria under clause 3.1(a)(a3) of the BT is 31 May 2018.

LO-BT(Inland)/[Land Premium]/1 May 2014 (revised fr 1 Feb 2014) JCSL +sr

3.2	Appendix A of this letter contains the details of prorating of the Lease Term if we exercise our absolute discretion, as stipulated in clause 4.2 of the BT, to grant you a Reduced Term instead of not granting you any Lease Term at all. For avoidance of doubt, please note that under our current policy, we will in any case not grant you any Lease Term (ie, there will be no prorating whatever) if you fail within the Licence Term to meet the fixed investment criteria to qualify for a Reduced Term of at least 10 years.

3A	Value Added, Remuneration and Number of Workers Declaration

Your application for the Land contained a declaration of your value added, remuneration and number of workers, information we additionally relied on in deciding whether to allocate the Land and issue the Offer letter documents to you. You shall therefore submit, by a further declaration, details of your actual value added remuneration and number of worker as at 30 November 2019 (“5 Year Mark”). The further declaration shall be :

3A.1	in the form set out in Appendix A1; and

3A.2	submitted to us within 6 months from the 5 Year Mark together with your external auditor’s statement verifying the information and data in the further declaration.

4	Possession of the Land

4.1	Possession of the Land may be given to you within 2 months before the Licence Commencement Date, subject to due acceptance of this letter in accordance with paragraph 7 below. If so, then you shall be deemed a licensee upon the same terms and conditions in this letter and the BT from the date of possession until the Licence Commencement Date.

4.2	If however we :

(a)	exercise our right to Enforce under clause 4.1 of the BT; or

(b)	grant you consent to terminate the BT, or surrender part of the Land, in accordance with clause 5 of the BT,

then we shall also be entitled to recover from you as a debt, and you shall pay to us the equivalent of licence fees, property tax, Outgoings, and GST, for the period commencing on the day possession of the Land is given to you until the day before the Licence Commencement Date, in addition to all the amounts you are obliged to pay to us under or in connection with clauses 4.1 or 5 of the BT.

LO-BT(Inland)/[Land Premium]/1 May 2014 (revised fr 1 Feb 2014) JCSL +sr

5	Land Price and Licence Fee/Annual Rent Consideration

5.1	The Land Price :

5.1.1	You shall pay a price of $7,280,000.00 for the Land for the Lease Term (“Land Premium”) calculated at a rate of $ 910 per square metre of the Area.

5.1.2	You shall –

(a)	pay as part of the Mode of Due Acceptance of Offer in accordance with paragraph 7 below and the Payment Table attached –

(a1)	an initial down payment of 10% $(728,000) of the Land Premium;

(a2)	the total GST on the whole of the Land Premium; and

(b)	pay the balance of the Land Premium by the Licence Commencement Date at the latest.

5.2	You shall also pay a licence fee/land rent[2] of $12/- (“annual rent”) as follows:

5.2.1	The annual rent is due and payable in advance on the first day of January in each year. However, as a condition of due acceptance of this letter, the annual rent and GST from the Licence Commencement Date to 31 December 2014 shall be paid together with your Letter of Acceptance in accordance with paragraph 7 below and the Payment Table attached. Thereafter, your next advance annual payment for the period 1 January 2015 to 31 December 2015 is due on 1 January 2015.

5.2.2	However, payment of the annual rent is temporarily waived until such a time as we may, in our absolute discretion, determine. But the BT will still contractually reflect the annual rent. You will be notified in writing should we decide to cease the waiver of payment of annual rent.

[2]	Note to Customer: Land rent in this context and in the context of paragraph 10 below refers to the yearly/annual rent as stipulated in the BT referred to in this offer.

LO-BT(Inland)/[Land Premium]/1 May 2014 (revised fr 1 Feb 2014) JCSL +sr

6	Additional Conditions

6.1	Qualified Person’s Certification

The certification by the Qualified Person as stipulated in clause 2.7(d) of the BT shall be in the form attached at Appendix C and shall be submitted to us within 3 years and 6 months from the Licence Commencement Date, i.e. by 31 May 2018 (“Submission Deadline”).

6.2	Design Aesthetics

You shall ensure that the building, boundary walls, landscaping works are aesthetically designed to our satisfaction. You shall also comply with the attached Urban Design Guidelines (UDG) for the subject site.

6.3	Replacement Authorised Use Sub-clause (Pte Ltd Cos)

The following clause 2.27(b) shall replace the clause 2.27(b) in the First Schedule Lease :

“(b)	Not to change the Authorised Use except with the prior written consent of the Lessor, Provided That the Lessee may only submit an application for such change in the Authorised Use if there has not been a change of more than 51% of the shareholding of the Lessee in the five (5)-year period immediately preceding the date of such application. In giving its consent, the Lessor may in his absolute discretion impose terms and conditions, including but not limited to requiring the Lessee to meet the fixed investment criteria and to show due proof of it within such period of time as the Lessor may stipulate.

6.4	Proposed Permanent Road

(a)	You shall allow us, our workmen, agents and their contractors and subcontractors access and a working area within the Land, free of charge, of 3 metres in width along the whole allocated boundary of the Land facing the proposed permanent road during the whole of our infrastructure development period.

(b)	Until completion of permanent roads, public sewers, public drains, water pipes and street lighting for Tampines North Industrial Estate, you shall make temporary arrangements with the relevant governmental and statutory authorities to obtain public utilities and services such as electricity, water, and sewerage facilities.

(c)	You shall accept the Land with full knowledge that the proposed permanent road shown on the plan attached is yet to be constructed and shall further accept the provision of a temporary road should the proposed permanent road development be delayed, and shall not hold us liable for any inconvenience, damage or loss whatsoever thereby suffered by you, your agents, contractors, subcontractors, workmen or visitors.

LO-BT(Inland)/[Land Premium]/1 May 2014 (revised fr 1 Feb 2014) JCSL +sr

(d)	You shall confine access to and from the Land only through the proposed permanent road to be developed by us. However, until such road is developed by us you shall confine your access to such areas and locations as may be permitted by us in writing which shall depend on the position of the temporary road which may be provided by us.

(e)	The exemption from liability in clause 2.20 of the ML and your indemnity in clause 2.24 of the ML shall also apply in connection with this paragraph 6.4.

6.5	Spring Singapore’s Conditions

(a)	You are required to submit to us, by the Submission Deadline (i.e. 31 May 2018), a written confirmation (“Spring Singapore Written Confirmation”) from Spring Singapore (an agency under the Ministry of Trade and Industry), confirming unconditionally that you have, within the Licence Term, complied with all conditions imposed by Spring Singapore as set out Appendix G.

(b)	Please note that we will also not grant you any lease term if we do not receive the Spring Singapore Written Confirmation by the Submission Deadline.

(c)	The clauses set out in the attached Appendix H shall replace clause 3 and clause 4 of the BT. For the avoidance of any doubt, the Submission Deadline under clause 3.1(a)(a4) of the BT is 31 May 2018.

6.6	No Change in Shareholders / Shareholding at all times

During the Prohibition Period, you are required, at all times, and at your own cost and expense, to obtain our prior written approval (which we are not obliged to give) before any proposed change or change to shareholding status as shown in Appendix I. If consent is granted, such consent shall be subject to such conditions as may be imposed by us. The restriction in Section 17 of the Conveyancing and Law of Property Act (Chapter 61) shall not apply; and

6.7	Mandatory Occupation Requirement

(a)	At all times from the date of the first Temporary Occupation Permit for the Building Works (“First TOP Date”) until the expiry of the Prohibition Period (“Mandatory Occupation Period”), you are required to occupy -

(a1)	at least 50% of the total gross floor area of the Land/Demised Premises during the first three (3) years from the First TOP Date (“First 3 Years”); and

LO-BT(Inland)/[Land Premium]/1 May 2014 (revised fr 1 Feb 2014) JCSL +sr

(a2)	at least 70% of the total gross floor area of the Land/Demised Premises after the First 3 Years and during the remaining Prohibition Period,

(collectively referred to as “Mandatory Occupation Requirement”).

(b)	For the avoidance of any doubt, during the Mandatory Occupation Period, without prejudice to the generality of clause 2.22 of the BT/clause 2.29 of the First Schedule Lease,[3] you may, subject always to your keeping to the Mandatory Occupation Requirement, be permitted, subject to our prior written consent (which we are not obliged to give) and on such terms and conditions as we may impose in our absolute discretion, to sublet the relevant remaining total gross floor area of the Land/Demised Premises to a Subtenant(s) (as defined in Annex B of our current guidebook, “Subletting your premises”. For information, the guidebook is available for viewing at http://www.jtc.gov.sg), if any, as may be authorised by us for such period as we may permit in our absolute discretion in accordance with the terms, covenants and conditions of the BT/First Schedule Lease (and any variation thereto).

6.8	Return / Surrender the Land during Prohibition Period

(a)	The clause set out in the attached Appendix J shall replace clause 2.29 of the First Schedule Lease.

(b)	If any Agreed Event (defined in clause 2.29 of the First Schedule Lease) occurs before the Lease Term (or Reduced Term) is granted, you are required to return / surrender the Land to us within such time as stipulated by us, and in such event, clauses 5.1, 5.2, 7 and 8 of the BT, shall also apply.

(c)	If, after the Lease Term (or Reduced Term) is granted, any Agreed Event (defined in the said clause 2.29 of the First Schedule Lease) should occur during the Prohibition Period, then pursuant to clause 2.29 of the First Schedule Lease, you are required to (amongst other things) return / surrender the Land to us.

[3]	These are the assignment/subletting Prohibition/Restriction clause

LO-BT(Inland)/[Land Premium]/1 May 2014 (revised fr 1 Feb 2014) JCSL +sr

7	Mode of Due Acceptance

Your due acceptance of this letter in accordance with this paragraph 7 shall constitute a binding agreement. The offer under this letter shall lapse and an application deposit of $36,094.66 (one month land rental inclusive of 7% GST) shall be payable to JTC if we do not receive all of the following by 17 September 2014. In the event where :-

7.1	the duly signed and stamped original letter of acceptance, in the form set out in the Letter of Acceptance attached (Please date as required in your letter of acceptance). Please note that the letter of acceptance must be stamped within 14 days from the date of the letter of acceptance. Your lawyer will advise you on the stamp duty payable to IRAS and arrange for the stamping. (Information is also available at the IRAS website at http://www.iras.gov.sg);

7.2	payment of the sum set out in the Payment Table attached; and

7.3	the duly completed GIRO authorisation form or a copy of your letter of authorisation to your banker mentioned in paragraph 10 below.

8	Clearance of Payments

Please note that payments made prior to you giving us the other items listed above may be cleared by and credited to us upon receipt. However, if the other items are not received within the time stipulated herein, the offer under this letter shall lapse and there shall be no contract between you and us arising hereunder. Any payments received shall then be refunded to you without interest and you shall have no claim of whatever nature against us.

9	Notice of Mortgage/Charge

Upon due acceptance of this Offer, you may mortgage your interest by giving us a Notice of Mortgage in accordance with our Practice Circular dated 8 September 2008 if the proposed mortgagee/chargee is a financial institution permitted by the laws of Singapore to lend to you on security of a mortgage/charge. A summary of the Practice Circular is attached at NOM Summary Appendix D of this letter. Please note that -

9.1	Your lawyers may submit the Notice of Mortgage on your behalf.

9.2	The Practice Circular may~~,~~ be retrieved from our website at http://www.jtc.gov.sg under the icon “Customer Service” (or scroll all the way down to “Quick Links” and click “Policies and Procedures”), and then clicking these icons in the following order : “Existing Customer”, “Managing Your Lease”, “Practice Circular”, “Correspondence or Annex A”.

9.3	Should you have any queries concerning the Practice Circular, you may contact any of these persons from our Legal Services Division at the following telephone numbers -

Ms Rani Hubert	-	6883 3181

Ms Tong Meow Hoon	-	6883 3196

Ms Yeo Poh Lay	-	6883 3190

LO-BT(Inland)/[Land Premium]/1 May 2014 (revised fr 1 Feb 2014) JCSL +sr

10	Mode of Payment

10.1	Your first payment to be made with your letter of acceptance pursuant to paragraph 7 above and the attached Payment Table shall be by non-cash mode (eg, cashier’s order, cheque etc).

10.2	Thereafter, during the Licence Term and subsequent Lease Term, if any, you shall pay the annual rent, and GST by Interbank GIRO or any other mode to be determined by us.

10.3	We enclose the Giro authorisation form for your completion.

10.4	However, pending the GIRO arrangement being finalised, you shall pay the annual rent and GST as they fall due by cheque/cash.

11	11.1	To guide and assist you, please refer to the following :

(a)	A “Schedule of Statutory Controls for Land and Standard Factory Customers”as well as the Plan Submission Fact Sheet.

As stated therein, these are subject to change from time to time by the Authorities.

(b)	The Easy & Practical Housekeeping Guide. This Guide is also subject to change from time to time.

However, we make no representation as to the accuracy of their contents or otherwise, and you or your consultants should make independent enquiries to verify the information and obtain any other information you may need.

11.2	As for property tax, please note that you have to inform the Chief Assessor immediately upon obtaining TOP for the building and structures. And if you at any time thereafter rebuild, enlarge, alter or improve the building and structures, you may also wish to provide the development details to the Chief Assessor. A copy of IRAS’ circular is attached at Appendix F. If you have any queries concerning property tax matters, please contact IRAS via ptav@iras.gov.sg or via their hotline at number 1800-356 8300.

11.3	You may also wish to note the following :

(a)	You are required to take the Land on an “as is where is” basis. Please see clause 2.5 of the BT and clause 4.3 of the ML.

LO-BT(Inland)/[Land Premium]/1 May 2014 (revised fr 1 Feb 2014) JCSL +sr

(b)	The current zoning for the Land is Business 1.

(c)	The height restrictions (if any) indicated in the Plan Submission Fact Sheet. Please note that these are subject to change at any time without prior notice by the Authorities.

12	Lodgement of Caveats with the Singapore Land Authority

12.1	Singapore Land Authority (“SLA”) will accept caveats only if the whole government survey lot number has been obtained from the Chief Surveyor of Singapore. Caveats lodged with a part lot number (ie, part of a large lot) and a plan annexed will be rejected by SLA.

12.2	Consequently, as the Government Survey Lot number mentioned in paragraph 2.5 above is presently only a part-lot number, please obtain the whole lot number for the Land (“caveat lot number”) if you and your mortgagee-financier wish to lodge caveats in respect of your/your mortgagee’s interest in the Land.

12.3	If you wish to obtain a caveat lot number, please note the following :

(a)	You must first have duly accepted the offer under this letter in accordance with the Mode of Due Acceptance in paragraph 7 above (including ensuring that any Due Acceptance payments made by cheque have been cleared by the bank).

(b)	You may contact our Land Planning Division directly at Tel: 6883 3153 or Fax: 6885 5880. Our Land Planning Division will apply to the Chief Surveyor for a caveat lot number.

(c)	For further clarifications on the government survey lot number or the caveat lot number, you may also contact our Land Planning Division at Tel: 6883 3153 or Fax: 6885 5880. You may also want to view SLA’s website for information on the lodging of caveats at http://www.sla.gov.sg/doc/new/lr03.pdf.

Yours faithfully

/s/ Pang Cheng Long

Mr Pang Cheng Long

Assistant Manager

Lifestyle Department

Food & Lifestyle Cluster

DID       : 6883 3315

FAX       : 6565 5301

E-MAIL : PANG_Cheng_Long@jtc.gov.sg

LO-BT(Inland)/[Land Premium]/1 May 2014 (revised fr 1 Feb 2014) JCSL +sr

ATTACHMENT

PART 1

The following enclosures marked are attached to this offer letter :

Payment Table	GIRO Forms	Allocation Plan
[paras 7 + 10]	[paras 7 + 10]	[para 2.5 & 6.4(c)]

Letter of Acceptance	Appendix A (Prorating of
Form [para 7]	Lease Term) [para 3]

Appendix A1 (Specimen Form for Declaration of Actual Value Added, Remuneration & Number of Workers) [para 3A]	☐	Appendix B (CAAS Height Control Guidelines & Requirements)

Appendix B1/1 (Plan Submission Fact Sheet) [para 11.1(a)]	Appendix B1/2 (Height Restrictions) [para 11.3(c)]

Appendix C (QP Certification Form) [para 6.1]	Appendix D (NOMPractice Circular Summary) [para 9]

☐ Jurong Island landscaping guidelines [para 6.]	Appendix F (IRAS Circular on Property Tax) [para 11.2]

Appendix G (Spring Singapore’s conditions) [para 6.5]

Appendix H (Amendment to clause 3 and 4 of the BT) [para 6.5]

Appendix I (No change in shareholders / shareholding) [para 6.6]

Appendix J (Amendment to clause 2.29 of the First Schedule Lease) [para 6.8]

PART 2

Schedule of Building Terms [para 1.1]	Memorandum of Lease 11.12A No. IB/293564T [paras 2.4]

First Schedule Lease [para 2.4]	Aesthetics Control Guidelines [para 3.2(b)]

☐	Appendix B2 [Technical Guideline on Environment Baseline Study (2010 Edition)] [para 6.]	Schedule of Statutory Controls for Land, Standard Factory And Workshop Customers [para 11.1(a)]

The Easy & Practical Housekeeping Guide [Para 11.1(b)]		Urban Design Guidelines (UDG) [para 6.2]

PAYMENT TABLE

PREMISES: PRIVATE LOT A3003310 AT PLOT 26 METERS WIDE ROAD
SUBJECT TO OFFICAL NAMING IN THE FUTURE IN TAMPINES NORTH
INDUSTRIAL ESTATE

	Amount		GST at the prevailing rate

Land Premium		$7,280,000.00		$509,600.00

Annual rent from Licence Commencement Date to 31 December 2014	$	Waived	$	Waived

Survey fee (subject to adjustment on completion of final survey)		$4,820.00		$337.40

URA processing fee (subject to adjustment on completion of final survey)		$1,000.00		$70.00

Singapore Land Authority fee (subject to adjustment on completion of final survey)		$3121.50		$218.50

Cost of preparation of the Lease at $150/-		$150.00		$10.50

Sub-Total Payable		$7,289,091.50		$510,236.40

Total Payable inclusive of GST at prevailing rate		$7,799,327.90

Less : Initial Down Payment (To be paid during Acceptance of Offer)		$1,237,600.00

Net Total Payable by Licence Commencement Date		$6,561,727.90